Exhibit 99.1

BARINGS BDC, INC. REPORTS THIRD QUARTER 2019 RESULTS
AND ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.15 PER SHARE

CHARLOTTE, N.C., October 29, 2019 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC" or the "Company") today reported its financial and operating results for the third quarter of 2019 and announced that the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share.
Highlights

Income Statement	Three Months Ended September 30, 2019		Three Months Ended June 30, 2019
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(2)
Net investment income	$8.0	$0.16	$7.4	$0.15
Net realized gains (losses)	$(1.0)	$(0.02)	$0.1	$—
Net unrealized appreciation (depreciation)	$(1.8)	$(0.04)	$1.9	$0.04
Net increase in net assets resulting from operations	$5.2	$0.10	$9.2	$0.18
Dividends paid		$0.14		$0.13
(1) Based on weighted average shares outstanding during the period of 49,987,312.
(2) Based on weighted average shares outstanding during the period of 50,473,640.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of September 30, 2019	As of June 30, 2019	As of March 31, 2019	As of December 31, 2018
Investment portfolio at fair value	$1,158.2	$1,200.6	$1,189.4	$1,121.9
Weighted average yield on debt investments, excluding short-term investments (at principal amount)	5.9%	6.2%	6.3%	6.2%

Total assets	$1,214.2	$1,226.2	$1,211.2	$1,167.6
Debt outstanding (principal)	$632.5	$633.8	$620.0	$570.0
Total net assets (equity)	$572.4	$583.1	$584.2	$563.0
Net asset value per share	$11.58	$11.59	$11.52	$10.98
Debt-to-equity ratio	1.10	x	1.09	x	1.06	x	1.01x
Third Quarter 2019 Results
Commenting on the quarter, Eric Lloyd, Chief Executive Officer, stated, "The third quarter saw us continue our steady and deliberate middle-market investment ramp, rotating out of $130 million of broadly-syndicated loans and investing $116 million in middle-market loans. These new middle-market investments included three European investments, providing additional diversity with the goal of generating attractive risk-adjusted returns. In today’s competitive environment, Barings’ wide investment frame of reference across global markets and multiple asset classes, further enabled by our joint venture with the South Carolina Retirement System, allows us to find attractive investment opportunities while maintaining an appropriate balance between risk and current income."

During the three months ended September 30, 2019, the Company reported total investment income of $19.3 million, net investment income of $8.0 million, or $0.16 per share, and a net increase in net assets resulting from operations of $5.2 million, or $0.10 per share.
Net asset value ("NAV") per share as of September 30, 2019 was $11.58, as compared to $11.59 as of June 30, 2019. The change in NAV per share from June 30, 2019 to September 30, 2019 was primarily attributable to net unrealized depreciation on the Company's investment portfolio and foreign currency transactions of approximately $0.04 per share and a net realized loss of $0.02 per share, partially offset by net investment income exceeding the second quarter dividend by $0.02 per share and the impact of accretive share repurchases of $0.03 per share.
Share Repurchase Plan
On February 25, 2019, the Company adopted a share repurchase plan, pursuant to Board approval, for the purpose of repurchasing shares of the Company's common stock in the open market (the "Share Repurchase Plan"). The Board authorized the Company to repurchase in 2019 up to a maximum of 5.0% of the amount of shares outstanding under the following targets:

•	a maximum of 2.5% of the amount of shares of the Company's common stock outstanding if shares trade below NAV per share but in excess of 90% of NAV per share; and

•	a maximum of 5.0% of the amount of shares of the Company's common stock outstanding if shares trade below 90% of NAV per share.
As of October 29, 2019, the Company had repurchased a total 1,998,835 shares of its common stock in the open market under the Share Repurchase Plan at an average price of $9.95 per share, including broker commissions. The shares of common stock purchased under the Share Repurchase Plan represent approximately 3.9% of the Company's issued and outstanding shares as of February 25, 2019.
Liquidity and Capitalization
As of September 30, 2019, the Company had cash of $12.8 million, short-term money market fund investments of $51.6 million, $169.0 million of borrowings outstanding under the Barings BDC Senior Funding I, LLC credit agreement ("BSF Credit Agreement"), $122.8 million of borrowings outstanding under its $800.0 million senior secured revolving credit agreement and $340.8 million outstanding under its term debt securitization. During the third quarter, the Company elected to reduce total commitments under the BSF Credit Agreement from $250.0 million to $177.0 million.
Dividend Information
The Board has declared a quarterly cash dividend of $0.15 per share. This represents a $0.01 increase from the third quarter dividend of 2019 and a dividend yield of approximately 6%.
The Company’s fourth quarter dividend will be payable as follows:
Fourth Quarter 2019 Dividend:
Amount per share:         $0.15
Record date:             December 11, 2019
Payment date:         December 18, 2019
Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.

Recent Portfolio Activity
During the three months ended September 30, 2019, the Company purchased $1.0 million in syndicated senior secured loans, made ten new senior secured private middle-market debt investments totaling $102.5 million, made additional debt investments in six existing middle-market portfolio companies totaling $14.0 million and made an additional investment in its joint venture totaling $5.0 million. The Company had three syndicated senior secured loans repaid at par totaling $10.4 million, had two middle-market portfolio company loans repaid at par totaling $34.1 million, received $5.8 million of syndicated senior secured loan principal payments and received $2.2 million of middle-market portfolio company debt principal payments. In addition, the Company sold $114.7 million of syndicated senior secured loans, recognizing a net realized loss on these transactions of $0.5 million, and sold $10.2 million of middle-market portfolio company debt investments to its joint venture. In addition, the Company recognized a realized loss of $0.5 million related to royalty payments due from a legacy Triangle Capital portfolio company.
Subsequent Events
From October 1, 2019 through October 28, 2019, Barings BDC made approximately $69.4 million of new middle-market private debt commitments, of which approximately $24.7 million have closed. The $24.7 million of middle-market investments consists of first lien senior secured debt with a weighted average yield of 7.1%. In addition, as of October 25, 2019, Barings Global Private Finance group had a probability weighted pipeline of approximately $1.05 billion, in which Barings BDC may have the ability to participate. Not all deals may be suitable for Barings BDC and the Company's allocations will be determined in accordance with the Barings Global Private Finance allocation policy.
Conference Call to Discuss Third Quarter 2019 Results
Barings BDC has scheduled a conference call to discuss third quarter 2019 financial and operating results for Wednesday, October 30, 2019, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 13, 2019. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13695058.
Barings BDC’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until November 13, 2019.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the ability of Barings LLC to manage Barings BDC and identify investment opportunities, are subject to change at any time based upon economic, market or other conditions, and may not be relied upon as investment advice or an indication of the Company's trading intent. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans to private U.S. middle-market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with over $335 billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $335+ billion* global financial services firm dedicated to meeting the evolving investment and capital needs of our clients and customers. Through active asset management and direct origination, we provide innovative solutions and access to differentiated opportunities across public and private capital markets. A subsidiary of MassMutual, Barings maintains a strong global presence with business and investment professionals located across North America, Europe and Asia Pacific.

*As of September 30, 2019
Media Contact:
Rachel White, Media Relations, Barings, (980) 417-5886, rachel.white@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, (888) 401-1088

Barings BDC, Inc.
Consolidated Balance Sheets

	September 30, 2019	December 31, 2018
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,123,493,075 and $1,128,694,715 as of September 30, 2019 and December 31, 2018, respectively)	$1,096,632,222	$1,076,631,804
Affiliate investments (cost of $10,158,270 as of September 30, 2019)	10,036,300	—
Short-term investments (cost of $51,552,247 and $45,223,941 as of September 30, 2019 and December 31, 2018, respectively)	51,552,247	45,223,941
Total investments at fair value	1,158,220,769	1,121,855,745
Cash	12,838,103	12,426,982
Interest and fees receivable	5,413,193	6,008,700
Prepaid expenses and other assets	1,702,920	4,123,742
Deferred financing fees	5,654,274	251,908
Receivable from unsettled transactions	30,322,297	22,909,998
Total assets	$1,214,151,556	$1,167,577,075
Liabilities:
Accounts payable and accrued liabilities	$5,393,118	$5,327,249
Interest payable	2,893,316	749,525
Payable from unsettled transactions	2,621,367	28,533,014
Borrowings under credit facilities	291,767,549	570,000,000
Debt securitization	339,031,226	—
Total liabilities	641,706,576	604,609,788
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 49,418,542 and 51,284,064 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively)	49,419	51,284
Additional paid-in capital	866,351,909	884,894,249
Total distributable earnings (loss)	(293,956,348)	(321,978,246)
Total net assets	572,444,980	562,967,287
Total liabilities and net assets	$1,214,151,556	$1,167,577,075
Net asset value per share	$11.58	$10.98

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$18,169,034	$8,769,282	$54,853,833	$45,282,969
Affiliate investments	—	669,553	—	5,580,051
Control investments	—	91,678	—	644,805
Short-term investments	279,908	535,153	703,947	535,153
Total interest income	18,448,942	10,065,666	55,557,780	52,042,978
Dividend income:
Non-Control / Non-Affiliate investments	4,221	—	8,932	252,369
Affiliate investments	—	303,062	—	642,187
Total dividend income	4,221	303,062	8,932	894,556
Fee and other income:
Non-Control / Non-Affiliate investments	848,792	304,835	1,669,819	4,225,905
Affiliate investments	—	72,891	—	601,571
Control investments	—	—	—	107,819
Total fee and other income	848,792	377,726	1,669,819	4,935,295
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	—	366,344	—	2,814,474
Affiliate investments	—	136,603	—	962,080
Total payment-in-kind interest income	—	502,947	—	3,776,554
Interest income from cash	2,152	822,995	9,022	1,972,591
Total investment income	19,304,107	12,072,396	57,245,553	63,621,974
Operating expenses:
Interest and other financing fees	6,727,780	4,369,994	19,598,992	19,304,877
Base management fee (Note 2)	3,263,803	1,546,675	8,845,753	1,546,675
Compensation expenses	107,779	29,435,834	334,869	37,371,342
General and administrative expenses (Note 2)	1,217,570	8,766,516	5,108,595	14,659,656
Total operating expenses	11,316,932	44,119,019	33,888,209	72,882,550
Base management fee waived (Note 2)	—	(993,317)	—	(993,317)
Net operating expenses	11,316,932	43,125,702	33,888,209	71,889,233
Net investment income (loss)	7,987,175	(31,053,306)	23,357,344	(8,267,259)
Realized and unrealized gains (losses) on investments and foreign currency transactions:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	(1,066,536)	(92,881,851)	(1,146,287)	(134,191,161)
Affiliate investments	—	7,586,818	—	9,939,330
Control investments	—	(31,916,157)	—	(38,542,704)
Net realized losses on investments	(1,066,536)	(117,211,190)	(1,146,287)	(162,794,535)
Foreign currency transactions	83,037	—	83,037	1,081,211
Net realized losses	(983,499)	(117,211,190)	(1,063,250)	(161,713,324)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	(2,209,225)	50,825,657	25,202,059	82,978,562
Affiliate investments	40,119	(15,887,729)	(121,970)	3,197,568
Control investments	—	22,717,499	—	24,387,532
Net unrealized appreciation (depreciation) on investments	(2,169,106)	57,655,427	25,080,089	110,563,662
Foreign currency transactions	374,278	—	374,278	(863,980)
Net unrealized appreciation (depreciation)	(1,794,828)	57,655,427	25,454,367	109,699,682
Net realized losses and unrealized appreciation (depreciation) on investments and foreign currency transactions	(2,778,327)	(59,555,763)	24,391,117	(52,013,642)
Loss on extinguishment of debt	(13,357)	(10,507,183)	(143,108)	(10,507,183)
Provision for taxes	—	(274,132)	(499)	(813,767)
Net increase (decrease) in net assets resulting from operations	$5,195,491	$(101,390,384)	$47,604,854	$(71,601,851)
Net investment income (loss) per share—basic and diluted	$0.16	$(0.59)	$0.46	$(0.17)
Net increase (decrease) in net assets resulting from operations per share—basic and diluted	$0.10	$(1.94)	$0.94	$(1.45)
Dividends/distributions per share:
Total dividends/distributions per share	$0.14	$0.03	$0.39	$0.33
Weighted average shares outstanding—basic and diluted	49,987,312	52,300,269	50,535,246	49,429,678

Barings BDC, Inc.
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$47,604,854	$(71,601,851)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(294,160,380)	(789,746,110)
Repayments received/sales of portfolio investments	251,057,329	314,112,490
Proceeds from sale of portfolio to Asset Buyer	—	793,281,722
Purchases of short-term investments	(577,451,108)	(730,233,448)
Sales of short-term investments	571,122,802	685,233,448
Loan origination and other fees received	5,118,390	1,212,914
Net realized loss on investments	1,146,287	162,794,535
Net realized gain on foreign currency transactions	(83,037)	(1,081,211)
Net unrealized appreciation of investments	(25,080,089)	(109,232,129)
Net unrealized (appreciation) depreciation of foreign currency transactions	(374,278)	863,980
Payment-in-kind interest accrued, net of payments received	—	120,933
Amortization of deferred financing fees	951,134	1,710,047
Loss on extinguishment of debt	143,108	10,507,183
Loss on disposal of property and equipment	—	22,236
Accretion of loan origination and other fees	(1,254,234)	(3,205,327)
Amortization/accretion of purchased loan premium/discount	(187,967)	(37,486)
Depreciation expense	—	27,414
Stock-based compensation	—	14,229,633
Changes in operating assets and liabilities:
Interest and fees receivables	595,826	(4,098,768)
Prepaid expenses and other assets	2,421,921	(2,085,170)
Accounts payable and accrued liabilities	65,869	(8,579,273)
Interest payable	2,141,975	(3,845,616)
Net cash provided by (used in) operating activities	(16,221,598)	260,370,146
Cash flows from investing activities:
Proceeds from sales of property and equipment	—	31,499
Net cash provided by investing activities	—	31,499
Cash flows from financing activities:
Repayments of SBA-guaranteed debentures payable	—	(250,000,000)
Borrowings under credit facilities	188,225,262	214,100,000
Repayments of credit facilities	(466,000,000)	(159,953,253)
Proceeds from debt securitization	348,250,000	—
Repayment of debt securitization	(7,468,690)	—
Redemption of notes	—	(166,750,000)
Financing fees paid	(8,246,692)	(47,900)
Net proceeds related to issuance of common stock	—	99,839,845
Purchases of shares in repurchase plan	(18,544,205)	(50,796,324)
Common stock withheld for payroll taxes upon vesting of restricted stock	—	(6,018,828)
Cash dividends/distributions paid	(19,582,956)	(15,945,906)
Net cash provided by (used in) financing activities	16,632,719	(335,572,366)
Net increase (decrease) in cash	411,121	(75,170,721)
Cash, beginning of period	12,426,982	191,849,697
Cash, end of period	$12,838,103	$116,678,976
Supplemental disclosure of cash flow information:
Cash paid for interest	$14,398,249	$19,845,947